Exhibit 8.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
Charles E. Miller*
James A. Mezvinsky
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
Peter J. Benson*
Michael L. Noyes
R. Scott Van Vooren*
Thomas D. Waterman*
John D. Telleen*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Jeffrey W. Paul*
Theodore F. Olt III*
Cameron A. Davidson*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O’Rourke*
Troy D. Venner*
Courtney M. Kay-Decker*
Troy A. Howell*

LANE
&WATERMAN LLP
ATTORNEYS AT LAW SINCE 1854
________________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624
E-Mail Address:  rdavidson@l-wlaw.com

October 9, 2009

Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Stacey L. Hall*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Eric J. Long*
Rian D. Waterman
Joshua T. Mandelbaum
Khara Coleman Washington*

Registered Patent Attorneys
Kathryn E. Cox
April A. Marshall*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*

   *Also Admitted in Illinois

224 18th Street, Suite 500
Rock Island, Illinois 61201-8739
Telephone (309) 786-1600
Fax (309) 786-1794

JOHN DEERE CAPITAL CORPORATION
One E. First Street, Suite 600
Reno, NV 89501

JOHN DEERE RECEIVABLES, INC.
One E. First Street, Suite 600
Reno, NV 89501

BNY MELLON TRUST OF DELAWARE
100 White Clay Center, Route 273
Newark, DE 19711

U.S. BANK NATIONAL ASSOCIATION
209 South LaSalle St., Ste. 300
Chicago, IL  60604

RE:	REGISTRATION STATEMENT ON FORM S-3 REGISTER JOHN DEERE OWNER TRUST 2009-B (the “Registration Statement”)
Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2009-B (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”).  The Notes are to be issued pursuant to an Indenture dated as of October 9, 2009, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the

LANE
&WATERMAN LLP
ATTORNEYS AT LAW SINCE 1854

JOHN DEERE CAPITAL CORPORATION
JOHN DEERE RECEIVABLES, INC.
BNY MELLON TRUST OF DELAWARE
U.S. BANK NATIONAL ASSOCIATION
October 9, 2009

form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated October 8, 2009, between BNY Mellon Trust of Delaware, a Delaware banking corporation, as Owner Trustee, and JDRI, as Depositor.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus Supplement and the Prospectus Supplement included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; and (viii) the Purchase Agreement (collectively the “Documents”).  As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus Supplement and the Prospectus Supplement and the heading “LEGAL OPINIONS” in the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP